                                                                 EXHIBIT 3.1(BB)


                            ARTICLES OF INCORPORATION

                                       of

                               MILILANI TOWN, INC.

                                   ----------


                  THESE ARTICLES OF INCORPORATION, made and entered into this 29th day of December, 1966, by and between Warren G. Haight, Marshall M. Goodsill and Christopher Cobb, all residents of the City and County of Honolulu, State of Hawaii, United States of America;

                                   WITNESSETH:

                  That the parties hereto, desiring to become incorporated as a corporation in accordance with the laws of the State of Hawaii, and to obtain the rights and benefits conferred by said laws upon corporations, do hereby associate themselves together and unite and form a corporation, and do make and enter into the following Articles of Incorporation, the terms whereof it is agreed shall be equally obligatory upon the parties signing this instrument and upon all the parties who from time to time may hold stock in the corporation:

                                        I

                  The name of the corporation shall be:

                              MILILANI TOWN, INC.

                                       II

                  The location of the principal office of the corporation shall be at Honolulu, City and County of Honolulu, State of Hawaii, and the mailing address of the initial office of the corporation shall be 401 Kamakee Street, Honolulu, Hawaii 96814. The corporation may have such other offices within and without the State of Hawaii as its business may from time to time require.

                                       III

                  The purposes for which the corporation is organized and its powers in connection therewith are as follows:

                  (a) To acquire land and to engage generally in the business of subdividing, developing and improving such land for investment and for sale, including but not limited to the leasing, sale or holding of unimproved parcels of land, and the leasing, sale or holding of parcels of land after the construction thereon, by the corporation or by any other person, firm or corporation, of single or multiple family dwellings, offices, stores or other commercial buildings, or factories or other industrial structures, or any other structure or improvement of any kind whatsoever;

                  (b) To acquire or construct and to own, operate, manage, lease, sell or otherwise dispose of, golf courses and golf clubs and all other businesses, activities and

                  (c) To acquire or construct and to own, operate, manage, lease, sell or otherwise dispose of, water works and water distribution systems and all other businesses, activities and facilities related or incident thereto;

                  (d) To engage in any agricultural, mercantile, building, manufacturing, contracting or construction business of any kind whatsoever;

                  (e) To buy, take leases of or otherwise acquire, hold, own, use, improve, develop, cultivate, grant, bargain, sell, convey, lease, mortgage or otherwise dispose of, and in all respects deal in and with real properties, improved or unimproved, and any interests and rights therein;

                  (f) To buy, hire or otherwise acquire, hold, own, use, produce, manufacture, sell, assign, transfer, pledge or otherwise dispose of, and in all respects deal in and with personal property of whatever nature, tangible or intangible, and any interests and rights therein;

                  (g) To purchase, take, receive, subscribe for, or otherwise acquire, own, hold, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in, or obligations of, other domestic or foreign corporations, associations, partnerships or individuals, or direct or indirect obligations of the United States or of any other government, state, territory, governmental district or municipality or of any instrumentality thereof;

                  (h) To borrow money and to incur indebtedness, without limit as to the amount and in excess of the capital stock of the corporation, and to issue bonds, debentures, debenture stock, warrants, notes or other obligations therefor, and to secure the same by any lien, charge, grant, pledge, deed of trust or mortgage of the whole or any part of the real and personal property of the corporation, then owned or thereafter to be acquired;

                  (i) To act as agent of any corporation or association or as manager of the business and affairs of any corporation or association, and in such connection to exercise powers and authority on behalf of any corporation or association, including ministerial, executive, discretionary and managerial powers, all on such terms and conditions as may be agreed between the corporation and such corporation or association;

                  (j) To promote or to aid in any manner, financially or otherwise, any corporation or association any of whose stock or obligations are held directly or indirectly by this corporation, and for this purpose to enter into plans of reorganization or readjustment and to guarantee the whole or any part of the indebtedness and obligations of any such other corporation or association and the payment of dividends on its stock, and to do any other acts or things designed to protect, preserve, improve or enhance the value of such stocks or obligations;

                  (k) To issue shares of the capital stock and the notes, bonds and other obligations of the corporation, and options for the purchase of any thereof, in payment for property acquired by the corporation or for services rendered to the corporation or for any other objects in and about its business, and to purchase, take, receive, or otherwise acquire, own, hold, sell, transfer, accept as security for loans and deal generally in shares of its capital stock and its obligations in every lawful manner;

                  (l) To enter into, make, perform and carry out contracts of every kind for any lawful purpose with any person, firm, association or corporation, one or more;

                  (m) To acquire the whole or any part of the property, assets, business, good will and rights of any person, firm, association or corporation engaged in any business or enterprise which may lawfully be undertaken by the corporation, and to pay for the same in cash or shares of the capital stock or obligations of the corporation, or by undertaking and assuming the whole or any part of the indebtedness and obligations and assets so acquired, and to conduct in any lawful manner the whole or any part of the business so acquired and to exercise all the powers necessary or convenient in and about the conduct, management and carrying on of such business;

                  (n) To draw, make, accept, endorse, guarantee, execute and issue promissory notes, bills of exchange, drafts, warrants of all kinds, obligations and certificates and negotiable or transferable instruments; to loan money to others with or without security; and to guarantee the debts and obligations of others and become surety on bonds of others;

                  (o) To effect any of the purposes mentioned in these Articles and to exercise any powers so mentioned either directly or through the acquisition and ownership of shares of stock of any other corporation or association and by holding and voting the same or otherwise exercising and enjoying the rights and advantages incidental thereto, and if deemed desirable to operate wholly or partially as a holding company through the acquisition and ownership of shares of stock of any other corporation or association, whether or not such shares of stock so acquired or owned by this corporation shall give to this corporation control of such other corporation or association;

                  (p) To carry on any other lawful business whatsoever which may seem to the corporation capable of being carried on in connection with the foregoing purposes and powers, or calculated directly or indirectly to promote the interest of the corporation or to enhance the value of its properties.

                  (q) To enter into partnerships and joint ventures with corporations, partnerships or persons for the carrying on through such partnerships and joint ventures of any business the purposes of which are the same as or are germane, in whole or in part, to the purposes or business of the corporation;

                  (r) To conduct its business, carry on its operations and purposes and exercise its powers or any thereof in any state, territory, district or possession of the United States of American or in any foreign country;

                  (s) To have succession by its corporate name perpetually, and to have, enjoy and exercise all the other rights, powers and privileges which are now or which may hereafter be conferred upon corporations organized under the general corporation laws of the State of Hawaii;

                  (t) To have and exercise all powers necessary or convenient to effect any or all, of the purposes set forth in these Articles or reasonably incidental to the fulfillment of its purposes or the exercise of its powers as set forth therein.

                  The foregoing clauses shall each be construed as part of the same clause, but shall be regarded as independent purposes and powers and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of the general purposes and powers of the corporation nor shall the expression of one thing be deemed to exclude another, although it be of like nature, not expressed.

                                       IV

                  There shall be a Board of Directors of the corporation to consist of not less than three (3) nor more than five (5) members. The directors need not be stockholders of the corporation. The Board of Directors shall have full power to control and direct the business and affairs of the corporation, subject, however, to resolutions adopted by the stockholders and to any limitations which may be set forth in statutory provisions, in these Articles or in the By-Laws. The Board of Directors, without the approval of the stockholders of the corporation, or of any percentage thereof, may authorize the borrowing of money or the incurring of debts, even though as a result thereof the amount of the corporation's indebtedness may exceed its capital stock.

                                        V

                  The officers of the corporation shall consist of a President, one or more Vice Presidents as may be prescribed by the By-Laws, a Secretary, a Treasurer, and such other officers and assistant officers and agents as may be prescribed by the By-Laws. The officers shall be elected or appointed, hold office and may be removed as may be prescribed by the By-Laws. The Chairman of the Board of Directors, if any, and the President shall be elected from among the directors of the corporation. No other officer and no subordinate officer need be a director of the corporation. No officer need be a stockholder of the corporation. Any two or more offices may be held by the same person.

                  All officers and agents of the corporation, as between themselves and the corporation, shall have such authority and shall perform such duties in the management of the corporation as may be prescribed by the By-Laws, or as may be determined by resolution of the Board of Directors not inconsistent with the By-Laws.

                                       VI

                  No contract or other transaction between the corporation and any other person, firm, corporation, association or other organization, and no act of the corporation, shall in any way be affected or invalidated by the fact that any of the directors or officers of the corporation are parties to such contract, transaction or act or are pecuniarily or otherwise interested in the same or are directors or officers or members of any such other firm, corporation, association or other organization, provided that the interest of such director shall be disclosed or shall have been known to the Board of Directors authorizing or approving the same, or to a majority thereof. Any director of the corporation who is a party to such transaction, contract, or act or who is pecuniarily or otherwise interested in the same or is a director or officer or member of such other firm, corporation, association or other organization, may be counted in determining a quorum of any meeting of the Board of Directors which shall authorize or approve any such contract, transaction or act, and may vote thereon with like force and effect as it he were in no way interested therein. Neither any director nor any officer of the corporation, being so interested in any such contract, transaction or act of the corporation which shall be approved by the Board of Directors of the corporation, nor any such other person, firm, corporation, association or other organization in which such director or officer may be interested or of which such officer or director may be a director, officer or member, shall be liable or accountable to the corporation, or to any stockholder thereof, for any loss incurred by the corporation pursuant to or by reason of such contract, transaction or act, or for any gain received by any such other party pursuant thereto or by reason thereof.


                                       VII

                  The corporation shall indemnify each present and future officer and director of the corporation and each person who serves at the request of the corporation as an officer or director of any other corporation, whether or not such person is also an officer or director of the corporation, against all costs, expenses and liabilities, including the amounts of judgments, amounts paid in compromise settlements and amounts paid for services of counsel and other related expenses, which may be incurred by or imposed on him in connection with any claim, action, suit, proceeding, investigation or inquiry hereafter made, instituted or threatened in which he may be involved as a party or otherwise by reason of his being or having been such officer or director, or by reason of any past or future action taken or authorized or approved by him or any omission to act, as such officer or director, whether or not he continues to be such officer or director at the time of the incurring or imposition of such costs, expenses, or liabilities, except such costs, expenses or liabilities as shall relate to matters as to which he shall in such action, suit or proceeding be finally adjudged to be, or shall be, liable by reason of his negligence or willful misconduct toward the corporation or such other corporation in the performance of his duties as such officer or director. As to whether or not a director or officer was liable by reason of negligence or willful misconduct toward the corporation or such other corporation in the performance of his duties as such officer or director, in the absence of such final adjudication of the existence of such liability, the Board of Directors and each officer and director may conclusively rely upon an opinion of legal counsel selected by or in the manner designated by the Board of Directors. The foregoing right of indemnification shall not be exclusive of other rights to which any such officer or director may be entitled as a matter of law or otherwise, and shall inure to the benefit of the heirs, executors, administrators and assigns of each such officer or director.

                                      VIII

                  An auditor shall be elected annually by the stockholders, at their annual meeting, to serve until the next annual meeting and thereafter until a successor is elected. The auditor may be an individual, partnership or corporation. The auditor shall not be an officer of the corporation

                                       IX

                  Special Meeting of Stockholders - December 29, 1966

                           "(a) The corporation is authorized to issue 10,000
                  shares of capital stock without par value. No increase, extension or reduction of the capital stock of the corporation shall be effective unless authorized by a vote of the holders of not less than three-fourths of the issued and outstanding capital stock of the corporation at a meeting duly called and held for such purpose. All of the shares of the capital stock of the corporation shall be of the same class."

                  (b) The Board of Directors is authorized to provide for issuance from time to time of authorized but unissued shares of the capital stock without par value of the corporation, and to approve and determine the consideration for which said shares shall be issued and what portion, if any, of such consideration shall be paid in surplus.

                  (c) In case of any increase in the outstanding capital stock of the corporation, by the issuance of new shares not previously outstanding, whether or not the new shares shall have previously been authorized, then, in recognition of the pre-emptive rights of the stockholders, the new shares shall be offered to the stockholders as shown by the stock books of the corporation at such date and for such length of time and at such price and upon such terms as shall be determined by the Board of Directors, in proportion to the number of outstanding shares owned by such stockholders at such date.

                  (d) The corporation shall have the power to issue fractional shares of its stock, but no stockholder shall have the right to split whole shares into fractions or to split fractions. Each fractional share shall entitle the holder thereof to a fractional vote until consolidated with other fractional shares and full shares issued therefor, which full shares shall then have all the rights and privileges of other full shares.

                                        X

                  The names and mailing addresses of the persons who are to act as the initial directors and officers of the corporation are as follows:

                                    Directors

Names                                                 Mailing Addresses

Frederick Simpich, Jr.                                Post Office Box 2780
                                                      Honolulu, Hawaii 96803

H. B. Clark, Jr.                                      Post Office Box 2780
                                                      Honolulu, Hawaii 96803

Warren G. Haight                                      Post Office Box 2780
                                                      Honolulu, Hawaii 96803

Marshall M. Goodsill                                  Post Office Box 3196
                                                      Honolulu, Hawaii 96801

Christopher Cobb                                      Post Office Box 3196
                                                      Honolulu, Hawaii 96801

                                    Officers

Frederick Simpich, Jr.                                Post Office Box 2780
President                                             Honolulu, Hawaii 96803

Bay Yee                                               Post Office Box 2780
Vice President                                        Honolulu, Hawaii 96803

Warren G. Haight                                      Post Office Box 2783
Treasurer                                             Honolulu, Hawaii 96803

Marshall M. Goodsill                                  Post Office Box 3196
Secretary                                             Honolulu, Hawaii 96801

                                       XI

                  No stockholder of the corporation shall be liable for any debt of the corporation beyond any amount which may be due and unpaid upon the share or shares held by such stockholder.

                                       XII

                  Service of process may be made upon any officer of the corporation.

                                      XIII

                  No amendment of these Articles of Incorporation shall be effective unless approved by a vote of the holders of not less than three-fourths of the issued and outstanding capital stock of the corporation at a meeting duly called and held for such purpose.

                  The corporation shall not be a party to any merger or consolidation unless approved by a vote of the holders of not less than three-fourths of the issued and outstanding capital stock of the corporation at a meeting duly called and held for such purpose.

                  A voluntary sale, lease or exchange of all or substantially all of the property and assets of the corporation, including its good will, may be effected by it upon such terms and conditions and for such consideration (which may be in whole or in part shares of stock in or other securities of, any other corporation or corporations, domestic or foreign) as the Board of Directors deems expedient, and for the best interests of the corporation, when and as authorized by resolution of the Board of Directors and authorized or approved by the affirmative vote or consent of the holders of not less than three-fourths of all stock issued and outstanding. Such authorization or approval of the stockholders may be given before or after the adoption of the resolution by the Board of Directors. Notice of the meeting of stockholders called for the purpose of giving such authorization or approval shall be mailed to all of the stockholders of record of the corporation on the date of such call, whether or not they are entitled to vote thereat. No action or suit to set aside a sale, lease or exchange by the corporation on the ground that the provisions of this paragraph have not been complied with, or upon any other ground, shall be brought more than ninety days after the recording of the instrument effecting such sale, lease or exchange in the bureau of conveyances. Nothing in this paragraph contained shall be deemed to require the approval of the stockholders to enable the corporation to make a mortgage, pledge,

                  IN WITNESS WHEREOF, said parties have hereunto set their hands the day and year first above written.

                                       /s/ Warren G. Haight
                                        ----------------------------------------
                                       Warren G. Haight

                                        /s/ Marshall M. Goodsill
                                        ----------------------------------------
                                        Marshall M. Goodsill

                                        /s/ Christopher Cobb
                                        ----------------------------------------
                                        Christopher Cobb

STATE OF HAWAII               )
                              )  ss
CITY AND COUNTY OP HONOLULU   )

                  On this 29th day of December, 1966, before me personally appeared Warren G. Haight, Marshall M. Goodsill and Christopher Cobb, to me known to be the persons described in and who executed the foregoing instrument, and acknowledged that they executed the same as their free act and deed.

                                 State of Hawaii
                   Department of Commerce and Consumer Affairs
                         Business Registration Division
                              1010 Richards Street
                             Honolulu, Hawaii 96813

In the Matter of the Amendment     )
of the Articles of Incorporation   )
                                   )
                    of             )
                                   )
MILILANI TOWN, INC.                )
                                   )

                              ARTICLES OF AMENDMENT

                  The undersigned, duly authorized officers of MILILANI TOWN, INC., a Hawaii corporation, hereby certify as follows:

                  1. The name of the corporation is MILILANI TOWN, INC.

                  2. The amendment adopted is attached hereto as Exhibit A.

                  3. The total number of shares outstanding is 10,000 shares of common stock.

                  4. The amendment was adopted by written consent of the sole shareholder of the corporation dated November 14, 1990.

                  5. The amendment does not provide for any exchange, reclassification, or cancellation of issued shares.

                  6. The amendment does not change the stated capital of the corporation.

                  7. The written notice of the amendment required by Section 415-48.5 of the Hawaii Revised Statutes is attached hereto as Exhibit B.

                  We certify under penalties of Section 415-136, Hawaii Revised Statutes, that we have read the above statements and that the same are true and correct.

                  WITNESS our hands this 26th day of November, 1990.

/s/ Wallace Miyahira                       /s/ Kevin R. Shaney
-----------------------------------        -------------------------------------
Wallace Miyahira                           Kevin R. Shaney
President                                  Secretary
Mililani Town, Inc.                        Mililani Town, Inc.

                                    EXHIBIT A

                               MILILANI TOWN, INC.

                     AMENDMENT TO ARTICLES OF INCORPORATION

                  The Articles of Incorporation of MILILANI TOWN, INC., a Hawaii corporation, are hereby amended as follows:

                  1. By adding a new Article to be designated and located appropriately and to read in its entirety as follows:

                                  "ARTICLE XIV

                      LIMITATION OF LIABILITY OF DIRECTORS

                  The personal liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Hawaii law including, without limitation, to the fullest extent permissible under Section 415-48.5 of the Hawaii Revised Statutes, as amended from time to time. No repeal or amendment of this Article directly or by adoption of an inconsistent provision of these articles of incorporation or the corporation's by-laws will be effective with respect to the liability of a director for acts or omissions occurring prior to such repeal or amendment or adversely affect the rights and protection afforded to a director of the corporation under this Article for acts or omissions which occur prior to such repeal or amendment."

                               MILILANI TOWN, INC.

                             NOTICE TO SHAREHOLDERS

                  As required by Section 415-48.5 of the Hawaii Revised Statutes ("Section 415-48.5"), notice is hereby given that the Board of Directors of MILILANI TOWN, INC., a Hawaii corporation (the "Corporation") has proposed an amendment to the Articles of Incorporation of the Corporation which would eliminate the personal liability of the directors of the Corporation in certain actions brought by the shareholders or the Corporation. Section 415-48.5 grants Hawaii corporations the power to adopt such amendments. The form of the proposed amendment is enclosed herewith.

                  If adopted, the proposed amendment will eliminate the personal liability of directors for monetary damages in actions brought by shareholders or the Corporation for breach of fiduciary duty as a director. Under Section 415-48.5, however, the personal liability of a director will not be eliminated or limited for (i) any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) any act or omission of the director not performed in good faith, or which involves intentional misconduct or knowing violation of law, or which constitutes a wilful or reckless disregard of the director's fiduciary duty, (iii) the director's wilful or negligent violation of any provision of the Hawaii Business Corporation Act (Chapter 415, Hawaii Revised Statutes) regarding payment of dividends or stock purchase or redemption, or (iv) any transaction from which the director received an improper benefit.

                  Under Section 415-48.5, the proposed amendment must be adopted by the affirmative vote of the holders of two-thirds of the shares represented at a shareholders' meeting and having voting power; provided that the vote also constitutes a majority of the shares having voting power.

                  The Board of Directors believes that the adoption of the proposed amendment will help to induce qualified persons to serve on the Corporation's Board of Directors. In the absence of such a provision, it is believed that qualified persons may decline to serve because of the liability exposure to which directors of publicly-held corporations are subjected.

                  If the proposed form of amendment is acceptable, please execute and return to the Secretary of the Corporation the enclosed form of written consent adopting the proposed amendment.


                                    EXHIBIT B

If you have any questions on these matters, please contact the President of the Corporation.

                                        Very truly yours,

                                        BOARD OF DIRECTORS

                                        /s/ Robert W. Brant
                                        ----------------------------------------
                                        Robert W. Brant

                                        /s/ Thomas C. Leppert
                                        ----------------------------------------
                                        Thomas C. Leppert

                                        /s/ Wallace Miyahira
                                        ----------------------------------------
                                        Wallace Miyahira

NONREFUNDABLE FILING FEE: $25.00                                 DOMESTIC PROFIT
SUBMIT ORIGINAL AND ONE TRUE COPY                               NAME CHANGE ONLY

                                 STATE OF HAWAII
                   DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
                         Business Registration Division
                              1010 Richards Street
              Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810

                 ARTICLES OF AMENDMENT TO CHANGE CORPORATE NAME
                    (Section 415-61, Hawaii Revised Statutes)

                  The undersigned, duly authorized officers of the corporation submitting these Articles of Amendment, certify as follows:

1.    The present name of the corporation is:

               MILILANI TOWN, INC.
      --------------------------------------------------------------------------

2.    The name of the corporation is changed to:

               CASTLE & COOKE RESIDENTIAL, INC.
      --------------------------------------------------------------------------

3.    Total number of shares outstanding is:  10,000 shares with no par value
                                            ------------------------------------

4. IF ADOPTION OF THE AMENDMENT TO CHANGE THE CORPORATE NAME WAS AT A MEETING, COMPLETE THE FOLLOWING:

      The meeting of the shareholders was held on
                                                  ------------------------------
                                                  (Month     Day          Year)

                                      Number Voting            Number Voting
          Class/Series                For Amendment          Against Amendment
          ------------                -------------          -----------------


5. IF ADOPTION OF THE AMENDMENT TO CHANGE THE CORPORATE NAME WAS BY UNANIMOUS WRITTEN CONSENT OF THE SHAREHOLDERS, COMPLETE THE FOLLOWING:

      By written consent dated      December           17            1990
                               -------------------------------------------------
                                     (Month           Day            Year)
      the shareholders unanimously adopted the amendment to change the corporate name.

We certify under the penalties of Section 415-136, Hawaii Revised Statutes, that we have read the above statements, and that the same are true and correct.

Witness our hands this   24th   day of    December                     , 1990.
                       --------        --------------------------------  -----

Wallace Miyahira, President              Kevin R. Shaney, Secretary
-------------------------------------    ---------------------------------------
        (Type/Print Name & Title)                (Type/Print Name & Title)

/s/ Wallace Miyahira                     /s/ Kevin R. Shaney
-------------------------------------    ---------------------------------------
         (Signature of Officer)                   (Signature of Officer)


                       (SEE REVERSE SIDE FOR INSTRUCTIONS)

NONREFUNDABLE FILING FEE: $25.00                                 DOMESTIC PROFIT
SUBMIT ORIGINAL AND ONE TRUE COPY                               NAME CHANGE ONLY


                                 STATE OF HAWAII
                   DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
                         Business Registration Division
                              1010 Richards Street
              Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810

                 ARTICLES OF AMENDMENT TO CHANGE CORPORATE NAME
                    (Section 415-61, Hawaii Revised Statutes)

                  The undersigned, duly authorized officers of the corporation submitting these Articles of Amendment, certify as follows:

1.    The present name of the corporation is:

            CASTLE & COOKE RESIDENTIAL, INC.
      --------------------------------------------------------------------------

2.    The name of the corporation is changed to:

            CASTLE & COOKE HOMES HAWAII, INC.
      --------------------------------------------------------------------------

3.    Total number of shares outstanding is:   10,000 shares with no par value.
                                            ------------------------------------

4. IF ADOPTION OF THE AMENDMENT TO CHANGE THE CORPORATE NAME WAS AT A MEETING, COMPLETE THE FOLLOWING:

      The meeting of the shareholders was held on
                                                 -------------------------------
                                                   (Month     Day         Year)

                                 Number Voting               Number Voting
      Class/Series               For Amendment             Against Amendment
      ------------               -------------             -----------------


5. IF ADOPTION OF THE AMENDMENT TO CHANGE THE CORPORATE NAME WAS BY UNANIMOUS WRITTEN CONSENT OF THE SHAREHOLDERS, COMPLETE THE FOLLOWING:

      By written consent dated         October              21           1993
                               -------------------------------------------------
                                       (Month               Day          Year)
      the shareholders unanimously adopted the amendment to change the corporate name.

We certify under the penalties of Section 415-136, Hawaii Revised Statutes, that we have read the above statements, and that the same are true and correct.

Witness our hands this   21st   day of    October                     , 1993.
                       --------        -------------------------------  ----

Wallace Miyahira, President                    Kevin R. Shaney, Secretary
-------------------------------------    ---------------------------------------
     (Type/Print Name & Title)                 (Type/Print Name & Title)

/s/ Wallace Miyahira                              /s/ Kevin R. Shaney
-------------------------------------    ---------------------------------------
       (Signature of Officer)                   (Signature of Officer)


                       (SEE REVERSE SIDE FOR INSTRUCTIONS)

NONREFUNDABLE FILING FEE: $25.00                                 DOMESTIC PROFIT
SUBMIT ORIGINAL AND ONE TRUE COPY                               NAME CHANGE ONLY

                                 STATE OF HAWAII
                   DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
                         Business Registration Division
                              1010 Richards Street
              Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810

                 ARTICLES OF AMENDMENT TO CHANGE CORPORATE NAME
                    (Section 415-61, Hawaii Revised Statutes)

                  The undersigned, duly authorized officers of the corporation submitting these Articles of Amendment, certify as follows:

1.    The present name of the corporation is:

                  Castle & Cooke Homes Hawaii, Inc.
      --------------------------------------------------------------------------

2.    The name of the corporation is changed to:

                  Muscat, Inc.
      --------------------------------------------------------------------------

3.    Total number of shares outstanding is:      10,000
                                            ------------------------------------

4. IF ADOPTION OF THE AMENDMENT TO CHANGE THE CORPORATE NAME WAS AT A MEETING, COMPLETE THE FOLLOWING:

      The meeting of the shareholders was held on
                                                 -------------------------------
                                                 (Month      Day           Year)

                      Number of Shares Voting          Number of Shares Voting
Class/Series              For Amendment                   Against Amendment
------------          -----------------------          -----------------------


5. IF ADOPTION OF THE AMENDMENT TO CHANGE THE CORPORATE NAME WAS BY UNANIMOUS WRITTEN CONSENT OF THE SHAREHOLDERS, COMPLETE THE FOLLOWING:

      By written consent dated          December 4,                    1995
                               -------------------------------------------------
                                         (Month           Day          Year)
      the shareholders unanimously adopted the amendment to change the corporate name.

We certify under the penalties of Section 415-136, Hawaii Revised Statutes, that we have read the above statements, and that the same are true and correct.

Witness our hands this   4th   day of    December                     , 1995.
                       -------        --------------------------------  -----

Kevin R. Shaney, Vice President            J. Brett Tibbitts, Asst. Secretary
-----------------------------------        -------------------------------------
  (Type/Print Name & Title)                     (Type/Print Name & Title)


/s/ Kevin R. Shaney                        /s/ J. Brett Tibbitts, Asst. Sec.
-----------------------------------        -------------------------------------
    (Signature of Officer)                       (Signature of Officer)


                       (SEE REVERSE SIDE FOR INSTRUCTIONS)